UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2008 (March 26, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 28, 2008, Fremont General Corporation (the “Company”) doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (the “Bank”), announced in a press release that on March 26, 2008, the Federal Deposit Insurance Corporation (“FDIC”), with the concurrence of the California Department of Financial Institutions, issued a Supervisory Prompt Corrective Action Directive (“Directive”) to the Bank, to the Company and to Fremont General Credit Corporation (“FGCC”), the Company’s wholly-owned subsidiary and direct parent to the Bank. The Directive requires the Bank, the Company and FGCC to take one or more of the following actions to recapitalize the Bank within 60 days, or by May 26, 2008:
•	The Bank shall sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized,” as defined under the Federal Deposit Insurance Act and the related FDIC regulations, after the sale; and/or

•	The Bank shall accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution; and

•	The Company and FGCC shall divest themselves of the Bank.
In the Directive, the FDIC has categorized the Bank as being an “undercapitalized” depository institution, as defined under the Federal Deposit Insurance Act and FDIC rules and regulations.
The Directive also sets forth certain limitations and restrictions on the Bank and its business. The Directive restricts the interest rates that the Bank may pay on deposits to prevailing rates paid on deposits of comparable amounts and maturities paid by other FDIC insured depository institutions in the State of California. In addition, the Bank is not permitted to make any capital distributions to the Company, FGCC or any affiliate of the Bank, or to pay bonuses or increase the compensation of any director or officer of the Bank. The Directive further restricts transactions between the Bank and its affiliates.
As previously announced in the Company’s press release of February 28, 2008, the Company and the Bank have hired the investment banking firms of Credit Suisse Securities (USA), LLC and Sandler O’Neill & Partners, LP to develop and implement strategic initiatives in an attempt to raise additional capital, as well as explore the possible sale or merger of the Company and/or the Bank or the sale of assets. There is no assurance that the Company and the Bank will be successful in any of their efforts to develop and implement such a strategy to comply with the Directive or to otherwise address the capital needs of the Company and/or the Bank.
For further information about the Directive, see the full text of the Directive and the Company’s press release, which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Federal Deposit Insurance Corporation Supervisory Prompt Corrective Action Directive, dated March 26, 2008

Exhibit 99.2	Press Release issued by the Company, dated March 28, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: March 28, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer